Warner Music Group Corp. 2020 Omnibus Incentive Plan Director Deferred Share Unit Grant Notice

We are pleased to inform you that Warner Music Group Corp. (the “Company”), has authorized the grant to you of the number of Deferred Share Units set forth below pursuant to the Warner Music Group Corp. 2020 Omnibus Incentive Plan (the “Plan”). This award is subject to all of the terms and conditions set forth herein, in the Director Deferred Share Unit Agreement attached hereto, and in the Plan, all of which are incorporated herein in their entirety, and to your acceptance of this award and such terms and conditions. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Director Deferred Share Unit Agreement.
Director:    #ParticipantName#
Grant Date:    #GrantDate#
Number of Deferred Share Units:    #QuantityGranted#
Vesting Schedule:    Except as otherwise provided herein, 100% of the Deferred Share Units granted hereunder shall vest on the date of the Company’s regularly scheduled annual shareholder meeting in the calendar year immediately following the calendar year in which the Grant Date occurs, provided the Director’s service on the Board continues until such date.

Please review the Plan and the attached Director Deferred Share Unit Agreement for important information about the Deferred Share Units. For your award to be effective, this Notice of Grant must be electronically reviewed and accepted on the Fidelity NetBenefits website on or before 30 days after the grant date. [If you have any questions regarding the Fidelity NetBenefits website and you are located in the U.S., you can call 1-800-544-9354, outside of the U.S., you can go to FIDELITY.COM/GLOBALCALL for dialing instructions. If you have general inquiries on your Award, please contact EmployeeEquity@wmg.com.

DIRECTOR DEFERRED SHARE UNIT AGREEMENT

DIRECTOR DEFERRED SHARE UNIT AGREEMENT (the “Agreement”)
dated as of the Grant Date (the “Grant Date”) set forth in the Notice of Grant (defined below), by and between Warner Music Group Corp. (the “Company”), and the director whose name appears in the Notice of Grant (the “Director”).
1.Grant of Deferred Share Units. The Company hereby evidences and confirms its grant to the Director, effective as of the Grant Date, of the number of deferred stock units (the “Deferred Share Units”) specified in the Warner Music Group Corp. 2020 Omnibus Incentive Plan Director Deferred Share Unit Grant Notice to which this Agreement is attached (the “Notice of Grant”). The Deferred Share Units are Stock- Based Awards for purposes of the Warner Music Group Corp. 2020 Omnibus Incentive Plan (the “Plan”). This Agreement is subordinate to, and the terms and conditions of the Deferred Share Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.
2.Vesting of Deferred Share Units. Except as otherwise provided herein or in the Plan, 100% of the Deferred Share Units granted hereunder shall vest on the date of the Company’s regularly scheduled annual shareholder meeting in the calendar year immediately following the calendar year in which the Grant Date occurs, provided the Director’s service on the Board continues until such date.
3.Settlement of Deferred Share Units. Subject to Section 7(d), the Company shall deliver to the Director one Share, in settlement of each outstanding Deferred Share Unit that is vested as of the Director’s “termination of service” (within the meaning of the Plan), within 30 days after such termination of service or, if payment is required to be delayed past such date pursuant to Section 409A of Code because the Director is deemed to be a “specified employee” under any Company Specified Employee policy in effect at the time of such termination of service, on the first business day following the six-month anniversary of the Director’s termination of service, or as soon thereafter as practicable (but no later than December 31 of such year), in each case by either (A) issuing one or more stock certificates evidencing the Share to the Director, or (B) registering the issuance of the Share in the name of the Director through a book entry credit in the records of the Company’s transfer agent. No fractional shares of stock shall be issued in respect of Deferred Share Units. Fractional Deferred Share Units shall be settled through a cash payment equal to the Fair Market Value of the fractional Shares on the settlement date. Upon a Change in Control, Deferred Share Units shall be treated as set forth in the Plan. Any Deferred Share Units that are not vested as of the Director’s termination of service shall be forfeited immediately upon such termination of service.

4.Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Director may not sell the Shares acquired upon vesting of the Deferred Share Units unless such Shares are registered under the Securities Act, or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the shares and the Director may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.
5.Director’s Rights with Respect to the Deferred Share Units.
(a)Restrictions on Transferability. The Deferred Share Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, hedged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Director upon the Director’s death; provided that the deceased Director’s beneficiary or representative of the Director’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Director.
(b)No Rights as Stockholder. The Director shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Shares corresponding to the Deferred Share Units granted hereby unless and until Shares are issued to the Director in respect thereof.
(c)Dividend Equivalents. The Director shall be credited with Dividend Equivalents in the form of additional Deferred Share Units when cash dividends are paid to holders of the Company’s Class A Common Stock. Such Dividend Equivalents shall be computed by dividing: (i) the amount obtained by multiplying the amount of the dividend declared for each share of the Company’s Class A Common Stock by the number of Deferred Share Units held by the Director on the record date of such dividend, by (ii) the Fair Market Value of a share of the Company’s Class A Common Stock on the date the dividend becomes payable to the Company’s shareholders, with fractions computed to three decimal places. Such additional Deferred Share Units shall be vested and settled in the same manner as the Deferred Share Units to which they relate.
6.Adjustment in Capitalization. The number, class or other terms of any outstanding Deferred Share Units shall be adjusted by the Administrator to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting Shares in such manner as it determines in its sole discretion.

3

7.Miscellaneous.
(a)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)No Right to Continued Service. Nothing in the Plan or this Agreement shall interfere with or limit in any way any right to terminate the Director’s service at any time or confer upon the Director any right to continue as a director.
(c)Interpretation. The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and the terms of this Award. Any determination or interpretation by the Administrator under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.
(d)Section 409A. The intent of the parties is that the payments and benefits under this Agreement comply with Section 409A of the Code and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. For purposes of Section 409A of the Code, each payment that the Director may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.
(e)Tax Withholding. Unless otherwise determined by the Company, the Company shall withhold from the Shares that would otherwise have been transferred to the Director in settlement of vested Deferred Share Units (including in respect of Dividend Equivalents) the number of Shares necessary to satisfy any tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld (“Required Withholding”) unless the Required Withholding shall previously have been satisfied by the Director or from other amounts payable by the Company to the Director and, if applicable, shall deliver the remaining Shares to the Director. Notwithstanding anything to the contrary, the Company retains the right to deduct from all amounts paid to the Director in cash (whether under the Plan or otherwise) any amounts as may be necessary in the opinion of the Company to satisfy all Required Withholding. The Company also retains the right to require the recipient of Shares received in settlement of Deferred Share Units to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the issuance of such Shares.

4

(f)Applicable Law. THE AWARD, THIS DIRECTOR DEFERRED SHARE UNIT AGREEMENT AND THE NOTICE OF GRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE. ANY ACTION TO ENFORCE THE AWARD, THESE TERMS AND CONDITIONS OR THE NOTICE MUST BE BROUGHT IN A COURT SITUATED IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, COURTS SITUATED IN NEW YORK COUNTY, NEW YORK. EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
(g)Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Deferred Share Units evidenced hereby, the Director acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; and (c) that the future value of the Stock is unknown and cannot be predicted with certainty.
(h)Data Privacy. By entering into this Agreement and accepting the Deferred Share Units evidenced hereby, the Director: (a) authorizes the Company, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Director may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.
(i)Consent to Electronic Delivery. By entering into this Agreement and accepting the Deferred Share Units evidenced hereby, Director hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Director pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Deferred Share Units via Company web site or other electronic delivery.
(j)Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(k)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

5

6